UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2016, Odyssey Marine Exploration, Inc. (“Odyssey”) and Odyssey Marine Enterprises, Ltd., an indirect, wholly owned subsidiary of Odyssey (“OME”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Epsilon Acquisitions LLC (“Epsilon”). Epsilon is an investment vehicle controlled by Mr. Alonso Ancira.

Pursuant to the Note Purchase Agreement, Epsilon agreed to lend an aggregate of $3.0 million to OME. Subject to the satisfaction or waiver of the conditions set forth in the Note Purchase Agreement, Epsilon will lend $1.5 million to OME on March 31, 2016, and an additional $1.5 million on April 30, 2016. The indebtedness is evidenced by a secured convertible promissory note (the “Note”) and bears interest at a rate equal to 10.0% per annum. Unless otherwise converted as described below, the entire outstanding principal balance under the Note and all accrued interest and fees are due and payable on March 18, 2017. Odyssey unconditionally and irrevocably guaranteed all of OME’s obligations under the Note Purchase Agreement and the Note.

At any time and from time to after Epsilon has advanced the full $3.0 million to OME, Epsilon has the right to convert all amounts outstanding under the Note into shares of Odyssey common stock upon 75 days’ notice to OME or upon a merger, consolidation, third party tender offer, or similar transaction relating to Odyssey at the conversion price of $5.00 per share, which represents the five-day volume-weighted average price of Odyssey’s common stock for the five trading day period ending on March 17, 2016. Upon the occurrence and during the continuance of an event of default, the conversion price will be reduced to $2.50 per share. Pursuant to a Waiver and Consent (the “Waiver”) to the Stock Purchase Agreement, dated as of March 11, 2015 (as amended, the “Stock Purchase Agreement”), among Odyssey, Penelope Mining LLC (“Penelope”), and Minera del Norte, S.A. de C.V. (“Minosa”) executed in connection with the Note Purchase Agreement, following any conversion of the indebtedness evidenced by the Note, Penelope may elect to reduce its commitment to purchase preferred stock of Odyssey under the Stock Purchase Agreement by the amount of indebtedness converted by Epsilon.

Pursuant to the Waiver, Odyssey agreed to waive its rights to terminate the Stock Purchase Agreement in accordance with the terms thereof until March 18, 2017. Pursuant to an Amendment No. 4 to Promissory Note (“Amendment No. 4”), among OME, Odyssey and Minosa, executed in connection with the Note Purchase Agreement, Minosa agreed to extend, until March 18, 2017, the maturity date of the $14.75 million loan extended by Minosa to OME as evidenced by that certain Promissory Note, dated as of March 11, 2015 (as amended), among OME, Odyssey and Minosa. The obligations under the Note may be accelerated upon the occurrence of specified events of default including (a) OME’s failure to pay any amount payable under the Note on the date due and payable; (b) OME’s or Odyssey’s failure to perform or observe any term, covenant, or agreement in the Note or the related documents, subject to a five-day cure period; (c) the occurrence and expiration of all applicable grace periods, if any, of an event of default or material breach by OME, Odyssey or any of their affiliates under any of the other loan documents; (d) the termination of the Stock Purchase Agreement; (e) commencement of certain specified dissolution, liquidation, insolvency, bankruptcy, reorganization, or similar cases or actions by or against OME or any of its subsidiaries, in specified circumstances unless dismissed or stayed within 60 days; (f) the entry of a judgment or award against OME or any of its subsidiaries in excess of $100,000; and (g) the occurrence of a change in control (as defined in the Note).

Pursuant to pledge agreements (the “Pledge Agreements”) entered into by Odyssey, OME, and Marine Exploration Holdings, LLC (collectively, the “Odyssey Pledgors”) in favor of Epsilon, the Odyssey Pledgors pledged and granted security interests to Epsilon in (a) the 54 million quotas (a unit of ownership under Panamanian law) of Oceanica Resources S. de R.L. (“Oceanica”) held by OME, (b) all notes and other receivables from Oceanica and its subsidiary owed to the Odyssey Pledgors, and (c) all of the outstanding equity in OME.

In connection with the execution and delivery of the Note Purchase Agreement, Odyssey and Epsilon entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Conversion Shares”) of Odyssey common stock issuable upon the conversion of the indebtedness evidenced by the Note. Subject to specified limitations set forth in the Registration Rights Agreement, including that Odyssey is eligible to use Form S-3, the holder of the Note can require Odyssey to register the offer and sale of the Conversion Shares if the aggregate offering price thereof (before any underwriting discounts and commissions) is not less than $3.0 million. In addition, Odyssey agreed to file a registration statement relating to the offer and sale of the Conversion Shares on a continuous basis promptly (but in no event later than 60 days after) after the conversion of the Note into the Conversion Shares and to thereafter use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission.

The Note Purchase Agreement, the Note, the Pledge Agreements, and the Registration Rights Agreement include representations and warranties and other covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Note Purchase Agreement, the Note, and Amendment No. 4 are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.5, respectively.

Item 8.01	Other Events.

On March 22, 2016, Odyssey issued a press release announcing the matters described in Item 2.03 above and other information. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated March 18, 2016, among Epsilon Acquisitions LLC, Odyssey Marine Enterprises, Ltd., and Odyssey Marine Exploration, Inc.

10.2	Convertible Promissory Note, dated March 18, 2016, by Odyssey Marine Enterprises, Ltd., in favor of Epsilon Acquisitions LLC.

10.3	Waiver and Consent, dated March 18, 2016, among Odyssey Marine Exploration, Inc., Odyssey Marine Enterprises, Ltd., Penelope Mining LLC, and Minera del Norte S.A. de C.V.

10.4	Amendment No. 3 to Promissory Note, dated as of December 15, 2015, among Odyssey Marine Enterprises, Ltd., Odyssey Marine Exploration, Inc., and Minera del Norte, S.A. de C.V.

10.5	Amendment No. 4, Waiver and Consent to Promissory Note, dated as of March 18, 2016, among Odyssey Marine Enterprises, Ltd., Odyssey Marine Exploration, Inc., and Minera del Norte, S.A. de C.V.

99.1	Press release issued by Odyssey Marine Exploration, Inc. on March 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 24, 2016	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer